UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   Approval of Amendments to Associate Stock Purchase Plan

On January 7, 2009, MSC Industrial Direct Co., Inc. (“MSC”) held its Annual Meeting of Shareholders.  At the annual meeting, MSC’s shareholders approved amendments to the company’s Associate Stock Purchase Plan (the “ASPP”).  The amendments to the ASPP, which became effective as of November 1, 2008, provide for:

(1)                                  an increase in the number of shares available for sale under the ASPP by 350,000 shares of MSC’s Class A common stock to an aggregate of 1,150,000 shares of MSC’s Class A common stock;

(2)                                  an extension to the term of the ASPP by an additional ten years, through October 31, 2018; and

(3)                                  certain other changes to the ASPP, as described in more detail in MSC’s Proxy Statement for the Annual Meeting of Shareholders held on January 7, 2009, filed with the Securities and Exchange Commission on December 4, 2008.

The foregoing description is subject to, and qualified in its entirety by, reference to the full text of the ASPP, which is attached hereto as Exhibit 10.01 and is incorporated by reference herein.

Item 9.01                           Financial Statements and Exhibits

(d)                Exhibits

The following exhibits are filed with this Report on Form 8-K:

Exhibit

10.01	MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan, as amended and restated effective November 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:	January 13, 2008	By:	By: /s/ Charles Boehlke
Name: Charles Boehlke
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.01	MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan, as amended and restated effective November 1, 2008